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                                                                   EXHIBIT 23.3

                         INDEPENDENT AUDITOR'S CONSENT

  I consent to the use in this Registration Statement of Data Processing Resources Corporation on Form S-4 of my report dated March 10, 1998 (except for Note 7 as to which the date is October 20, 1998) on the financial statements of SPC appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement. I also consent to the reference to me under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ Jack L. Anthony, CPA
Jack L. Anthony, CPA

Charlotte, North Carolina
November 12, 1998